EXHIBIT 99.1


INTERNATIONAL FIBERCOM INC. FILES FOR REORGANIZATION UNDER BANKRUPTCY LAWS

PLANS TO CONTINUE OPERATIONS, SELL ASSETS AND RESTRUCTURE

PHOENIX--(BUSINESS WIRE)--Feb. 14, 2002--International FiberCom Inc. (Nasdaq:IFCI - news) today announced that it and its subsidiaries filed for reorganization under Chapter 11 of the Federal Bankruptcy Code in the U.S. Bankruptcy Court for the District of Arizona on Feb. 13, 2002.

The filing is part of the company's plan, as a debtor-in-possession and subject to the supervision and orders of the court, to deal with its obligations, manage and operate its business, service its customers and sell assets and businesses in a strategic, orderly manner.

As previously disclosed, the company had received a number of responsive bids for the purchase of its assets from interested parties on Feb. 8. After careful consideration of these bids, the board of directors has authorized management to pursue discussions with several of the bidders.

About International FiberCom

International FiberCom, operating through its subsidiaries, is an end-to-end solutions provider for the telecommunications industry, offering a broad range of engineering-based solutions designed to enable and enhance voice, data and video communications through fixed and wireless networks. The company designs, deploys, and manages internal and external networks infrastructure for leading wireline, wireless and broadband telecommunications providers in the United States.

This news release contains certain forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The cautionary statements made in this release should be read as being applicable to all related forward-looking statements wherever they appear in this release. Forward-looking statements, by their very nature, include risks and uncertainties. Accordingly, the company's actual results could differ materially from those discussed herein. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, profitability, cash flows and capital needs. In addition to the risk factors found in the company's 10-K for the year ended Dec. 31, 2000 and its quarterly report on Form 10Q for the nine-month period ended Sept. 30, 2001, such factors, many of which are beyond the control of the company, also include the following: the severity and duration of the telecommunications industry slowdown; the sufficiency of the company's downsizing and restructuring activities; its ability to repay and replace its operating line of credit; its ability to implement a plan to return its operations to profitability and positive cash flow; the financial viability of
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the company's customers in general; its ability to collect amounts owed by its customers; its ability to sell its excess equipment at reasonable prices; the outcome of litigation in which the company is involved; its success in obtaining new contracts; the volume and type of work orders that are received under such contracts; the proceeds obtained upon the sale of the company's assets and businesses; the accuracy of the cost estimates for projects; the company's ability to complete its projects on time and within budget; levels of, and ability to collect, amounts receivable and costs in excess of billings on contracts in process; availability of trained personnel and utilization of the company's capacity to complete work; competition and competitive pressures on pricing; the company's success in marketing its wireless products and services; the company's ability to produce its wireless products in volume on a cost effective, timely basis with appropriate quality controls; and economic conditions in the United States and in the regions served by the company. Unless otherwise required by applicable securities laws, the company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


___________________________
CONTACT:

     Allen & Caron Inc
     Joseph Allen, (investors), 212/691-8087
     joe@allencaron.com